U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2004

KAISER GROUP HOLDINGS, INC.

(successor issuer to Kaiser Group International, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12303 Airport Way, Suite 125 Broomfield, Colorado 80021
(Address of principal executive offices, including zip code)

720-889-2770
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                                 Termination of a Material Definitive Agreement

On August 31, 2004, Kaiser Group Holdings, Inc. (the “Company”) announced the resignation of John T. Grigsby, Jr. as President, Chief Executive Officer and director of the Company.  A copy of the Company’s Press Release dated September 1, 2004 is attached hereto as Exhibit 20 and incorporated herein by reference. As a result of his resignation, Mr. Grigsby’s employment agreement with the Company and John T. Grigsby, Jr. terminated on August 31, 2004.

Item 5.02                                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

See Item 1.02 above, which is incorporated herein by reference.  John T. Grigsby, Jr. has resigned as a director of the Company effective August 31, 2004 and as President and Chief Executive Officer effective upon the earlier of the election of his successor or September 30, 2004. In connection with his resignation, the Company and Mr. Grigsby entered into an agreement dated August 31, 2004 providing for Mr. Grigsby’s transition.  A copy of that agreement is attached hereto as Exhibit 99.

Item 9.01                                                 Financial Statements and Exhibits

Exhibit 20-   Press Release of Kaiser Group Holdings, Inc. dated September 1, 2004

Exhibit 99 – Agreement between John T. Grigsby, Jr. and Kaiser Group Holdings, Inc. dated August 31, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER GROUP HOLDINGS, INC.
(Registrant)

/s/ James J. Maiwurm
James J. Maiwurm
Chairman of the Board of Directors

Date: September 1, 2004